Exhibit 23.3

Date: August 31, 2021

iFIT Health & Fitness Inc

1500 South 1000 West

Logan, Utah 84321

Dear Sirs or Madams:

We, Frost & Sullivan of 3211 Scott Blvd, #203, Santa Clara, California, 95054, hereby consent to the filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the “S-1”), and any amendments thereto, of iFIT Health & Fitness Inc, and any related prospectuses of (i) our name and all references thereto, (ii) all references to our preparation of an independent overview of the “TAM and SAM Assessment for the Global Health/ Fitness Equipment, Services, and Subscription Market” (the “Industry Report”), and (iii) the statement(s) set out in the Schedule hereto. We also hereby consent to the filing of this letter as an exhibit to the S-1.

We further consent to the reference to our firm, under the caption “Prospectus Summary” and “Business” in the S-1, as acting in the capacity of an expert in relation to the preparation of the Industry Report and the matters discussed therein.

Regards,

/s/ Debbie Wong Name: Debbie Wong Designation: Vice President For and on behalf of Frost & Sullivan

SCHEDULE

1.	According to a Frost & Sullivan report, during 2021 the total global health and wellness market is projected to achieve estimated spend of $5.9 trillion.

2.	Global Consumer Market (MM Households)

A.	iFIT Demographic= 1,842

•	Total global households with $50K+ income iFIT TAM

B.	iFIT TAM= 1,401

•	Total global households open to purchase any health & fitness equipment, product, services, & subscriptions in current verticals & price points

•	Total dollar value= $3.1T

C.	iFIT SAM= 1,339

•	Total global households interested in any iFIT equipment, products, services, & subscriptions in current verticals & price points

•	Total dollar value= $2.4T

3.	Global Commercial Market (000 Facilities)

A.	iFIT TAM= 4,192

•	Total number of global facilities

•	Total dollar value= $36.7B

B.	iFIT SAM= 3,773

•	Total number of global facilities willing to purchase new fitness equipment & online services

•	Total dollar value= $33.0B

4.	US Consumer Market (MM Households)

A.	iFIT Demographic= 81

•	Total U.S. households with $50K+ income

B.	iFIT TAM= 72

•	Total U.S. households open to purchase any health & fitness equipment, product, services, & subscriptions in current verticals & price points

•	Total dollar value= $239B

C.	iFIT SAM= 59

•	Total U.S. households interested in any iFIT equipment, products, services, & subscriptions in current verticals & price points

•	Total dollar value= $192B

5.	US Commercial Market (000 Facilities)

A.	iFIT TAM= 1,443

•	Total number of US facilities

•	Total dollar value= $16.2B

B.	iFIT SAM= 1,327

•	Total number of US facilities willing to purchase new fitness equipment & online services

•	Total dollar value= $14.9B

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